Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 31, 2021, relating to the consolidated financial statements of Grindrod Shipping Holdings Ltd., appearing in the Annual Report on Form 20-F of Grindrod Shipping Holdings Ltd. for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP
Singapore
August 23, 2021